Exhibit 6.22
PROMISSORY NOTE

$2,470,000
                                                                                                                                                                                                                                                                                                                                                         October 12, 2018

HC Government Realty Holdings, L.P., a Delaware limited partnership, ("Borrower"), FOR VALUE RECEIVED, promises to pay to the order of BAKER HILL HOLDING LLC, a New York Limited Liability Company, or its permitted assigns ("Lender"), the principal sum of TWO MILLION FOUR HUNDRED SEVENTY THOUSAND AND 00/100 DOLLARS ($2,470,000) with interest on the outstanding principal amount at the rates set forth herein.

SECTION 1. - DEFINITION.

"Borrower" shall mean HC Government Realty Holdings, L.P., a Delaware limited partnership.

"Business Day" shall mean any day other than a Saturday, Sunday or day which shall be in the State of New York a legal holiday or day on which banking institutions are required or authorized to close.

"Default Interest Rate" shall mean a rate of interest per annum equal to the lesser of either
(a) THREE percent (3%) above the Interest Rate, or (b) the maximum rate of interest which may be collected from Borrower under applicable law.

"Deferred Interest Rate" shall mean a rate of interest equal to eight percent (8%) per annum. "Deferred Interest Amount" shall have the meaning ascribed to it in Section 2.1 hereof. "General Partner" shall mean HC Government Realty Trust, Inc., a Maryland corporation. "Initial Interest Payment Date" shall be November 1, 2018.
"Interest Rate" shall mean a rate of interest equal to fourteen percent (14%) per annum, inclusive of the Deferred Interest Rate.

"Late Charge" shall mean the lesser of (a) five percent (5%) of any unpaid amount, or (b) the maximum late charge permitted to be charged under applicable law.

"Lender" shall mean Baker Hill Holding LLC, a New York limited liability company. "Make-Whole Payment" shall have the meaning set forth in Section 2.6.
"Maturity Date" shall mean October 31, 2020.

''Note" shall mean this Promissory Note of Borrower in the original principal amount of TWO MILLION FOUR HUNDRED SEVENTY THOUSAND AND 00/100 DOLLARS ($2,470,000.00) payable to Lender.

"Payment Date" shall mean the first day of each calendar month, commencing on the Initial Interest Payment Date (or, if any such date is not a Business Day, then the next Business Day immediately following such date).

"Person." Any individual, partnership, limited liability company, corporation, trust, unincorporated organization or association, and any governmental agency or political subdivision thereof.

SECTION 2 - STATED MATURITY; INTEREST AND PRINCIPAL PAYMENTS.

Payment of Interest. Interest on the principal balance of this Note outstanding shall accrue from the date hereof until paid in full whether before or after maturity at the "Interest Rate" as defined above and be payable monthly in arrears commencing on the Initial Interest Payment Date and on each Payment Date through the Maturity Date; provided, however, at the Borrower's option, payment of the "Deferred Interest Rate" (as defined above) on the principal balance of this Note outstanding (the "Deferred Interest Amount") may be deferred from time to time until the Maturity Date. Any Deferred Interest Amount shall accrue and be compounded at the end of the applicable quarter for the month in which the election was made on an annual basis and then be subject to interest at the "Interest Rate."

For the avoidance of doubt, the foregoing provision can be illustrated by the following hypothetical:
Assume: (i) the principal amount is $1,000,000; (ii) the Interest Rate is ten percent (10.0%) per annum; (iii) the Deferred Interest Rate is five percent (5.0%) per annum; (iv) on an Interest Payment Date the Borrower elects to defer for all three months in a given quarter fifty percent (50.0%) of its Interest Payment for the quarter in question. The Interest Amount for the quarter is $24,999.99 ($1,000,000 x 10% = $100,000 per year+ 360 x 30
= $8,333.33 x 3); $12,500.01 is the Deferred Interest Amount, which is deemed added to principal at the end of the quarter applicable to the months the election was made, making the new principal amount of the Note $1,012,500.01, which thereafter bears interest at the Interest Rate.

Payment on Maturity Date. Notwithstanding anything herein to the contrary, all outstanding principal and accrued but unpaid interest under this Note shall be immediately due and payable in full at the Maturity Date. Upon payment in full of the principal and accrued interest hereunder, this Note shall be surrendered to Borrower for cancellation.

Computation of Interest. Interest under this Note shall be calculated based on actual days elapsed and a three hundred sixty (360) day year.

Method of Payment. Each payment due hereunder shall not be deemed received by Lender until received on a Business Day in Federal funds in lawful money of the United States of America immediately available to Lender prior to 2:00 p.m. local time at 54 Phipps Lane, Planview, New York 11803. Any payment received on a Business Day after the time established by the preceding sentence, shall be deemed to have been received on the immediately following Business Day for all purposes.

Application of Payments. Payments under this Note shall be applied first to the payment of accrued but unpaid interest, and then to any Deferred Interest Amount and then to reduction of the outstanding principal balance. No principal amount repaid may be reborrowed. All amounts due under this Note shall be payable without setoff or any other deduction whatsoever.

Prepayment; Make-Whole Payment. Borrower may prepay in whole or in part the outstanding principal balance of this Note. Any such prepayment shall be accompanied by all accrued but unpaid interest due Lender at the time of the prepayment, plus a make whole premium (the "Make-Whole Payment") that is 14.0% of the Pro Rata Portion. "Pro Rata Portion" is the number obtained by multiplying (i) a sum equal to the original principal amount of this Note (ii) by the remaining number of whole calendar months until October 31, 2019, divided by twelve. No Make-Whole Payment shall be due and payable if prepayment is made after October 31, 2019.

Interest Rate Limitation. Nothing contained in this Note shall be construed or so operate as to require the Borrower to pay interest at a greater rate than is now lawful or in such case to contract for, or to make any payment, or to do any act contrary to applicable law. Should any interest or other charges paid by the Borrower, or parties liable for the payment of this Note, in connection with the indebtedness evidenced by this Note result in the computation or earning of interest in excess of the maximum legal rate of interest that is legally permitted under applicable law, then any and all such excess shall be, and the same hereby is, waived by the Lender, and any and all such excess shall be automatically credited against and in reduction of the balance due under this Note, and the portion of said excess that exceeds the balance due under this Note shall be paid by the Lender to the Borrower.

SECTION 3 - DEFAULT

Section 3.1 Events of Default. The occurrence of any of the following shall constitute an "Event of Default":

Borrower shall fail to pay when and as required to be paid herein and pursuant to the Note, any amount of principal of or interest on the Loan and the continuance of such failure for ten (10) Days;

Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar official of itself or of all or a substantial part of its property, (ii) be generally not paying its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (v) take any action or commence any case or

SECTION 4 - DEFAULT; REMEDIES.

Acceleration. Upon the occurrence and during the continuance of any Event of Default, Lender may notify Borrower in writing of such Event of Default, after which time the Borrower shall have thirty (30) days (ten (10) days in the instance of a payment default) to cure such Event of Default. If an Event of Default continues after such 30-day period (or 10-day period in the instance of a payment default), the Lender may, by written notice to Borrower, declare immediately due and payable the entire principal amount outstanding hereunder together with all accrued and unpaid interest due hereunder.

Default Interest Rate, Late Charges.

After an Event of Default and until the Default is cured, the Default Interest Rate shall apply, in place of the then-applicable Interest Rate, to all amounts outstanding under the Loan. Such Default Interest shall be compounded on the quarterly anniversary of such Event of Default until the Event of Default is cured or the Note is paid in full.

If any monthly installment due hereunder is not received by Lender on or before the fifth (5th) day following each Payment Date or if any other amount payable under this Note or any other Loan Document is not received by Lender within five (5) days after the date such amount is due, counting from and including the date such amount is due, Borrower shall pay to Lender, immediately and without demand by Lender, the Late Charge on such outstanding monthly installment or other amount due. Borrower acknowledges that its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Loan, and that it is extremely difficult and impractical to determine those additional expenses. Borrower agrees that any such Late Charges payable pursuant to this Section 3.2(b) represents a fair and reasonable estimate, taking into account all circumstances existing on the first Payment Date, of the additional expenses Lender will incur by reason of such late payment. Any such Late Charge is payable in addition to, and not in lieu of, any interest payable at the Default Rate pursuant to Section 3.2(a).

Remedies. The remedies of Lender as provided herein, or at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively, or together at the sole discretion of Lender, and may be exercised as often as occasion therefor shall occur. The failure at any time to exercise any right or remedy shall not constitute a waiver of the right to exercise the right or remedy at any other time.

SECTION 5 - WAIVER.

Presentment for payment, demand, notice of dishonor, protest, and notice of protest, stay of execution and all other defenses to payment generally are hereby waived by Borrower.

SECTION 6 - GOVERNING LAW: SUBMISSION TO JURISDI CTION: WAIVER OF JURY TRIAL; SEVERABILITY; USURY, ETC.

Governing Law. This Note shall be governed by, and construed in accordance with, the substantive law of the State of New York without regard to the application of choice of law principles. Any and all actions, proceedings, etc. shall be venued in the County of Nassau, State of New York.

SUBMISSION TO JURISDICTION/SERVICE OF PROCESS. BORROWER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN OR FOR NASSAU COUNTY NEW YORK FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS NOTE, THE SUBJECT MATTER HEREOF, ANY OTHER LOAN DOCUMENT AND THE SUBJECT MATTER THEREOF. BORROWER TO THE EXTENT PERMITTED BY APPLICABLE LAW (A) HEREBY WAIVES, AND AGREES NOT TO ASSERT, BYWAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN THE ABOVE-NAMED COURTS ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF SUCH COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS NOTE OR THE SUBJECT MATTER HEREOF MAY NOT BE
ENFORCED IN OR BY SUCH COURT, (B) HEREBY WAIVES THE RIGHT TO REMOVE ANY SUCH ACTION, SUIT OR PROCEEDING INSTITUTED BY A LENDER IN STATE COURT TO FEDERAL COURT, OR TO REMAND AN ACTION INSTITUTED IN FEDERAL COURT TO STATE COURT AND (C) HEREBY WAIVES THE RIGHT TO ASSERT IN ANY SUCH ACTION, SUIT OR PROCEEDING ANY OFFSETS OR COUNTERCLAIMS EXCEPT COUNTERCLAIMS THAT ARE COMPULSORY OR OTHERWISE ARISE FROM THE SAME SUBJECT MATTER. BORROWER HEREBY CONSENTS TO SERVICE OF PROCESS BY MAIL AT THE ADDRESS TO WHICH NOTICES ARE TO BE GIVEN TO IT PURSUANT TO SECTION 7 HEREOF. BORROWER AGREES THAT ITS SUBMISSION TO JURISDICTION AND CONSENT TO SERVICE OF PROCESS BY MAIL IS MADE FOR THE EXPRESS BENEFIT OF LENDER. FINAL JUDGMENT AGAINST BORROWER IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE, AND MAY BE ENFORCED IN ANY OTHER JURISDICTION (X) BY SUIT, ACTION OR PROCEEDING ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND OF THE AMOUNT OF INDEBTEDNESS OR LIABILITY OF BORROWER THEREIN DESCRIBED, OR (Y) IN ANY OTHER MANNER PROVIDED BY OR PURSUANT TO THE LAWS OF SUCH OTHER JURISDICTION

WAIVER BY JURY TRIAL. BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT BORROWER MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS NOTE, OR ANY OTHER STATEMENTS OR ACTIONS OF THE LENDER.

Severability. If any provision of this Note is held to be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Note shall remain in full force and effect.

SECTION 7 - NOTICES.

All notices, demands and other communications ("notice") under or concerning this Note shall be in writing. Each notice shall be addressed to the intended recipient at its address set forth below and shall be deemed given on the earliest to occur of (1) the date when the notice is delivered to the addressee; or (2) the third (3rd) Business Day after the notice is deposited in the United States mail with postage prepaid, registered mail, return receipt requested. The Borrower or the Lender may change the address by notice to the other in accordance with this Section 7.

SECTION 8- EXCULPATION.

Notwithstanding anything to the contrary contained in this Note, no present or future general partner, officer or limited partner of the Borrower or present or future shareholder, director, officer or advisor of the General Partner or any of their members, shareholders, partners, directors or officers shall have any personal liability, directly or indirectly, under or in connection with this Note, or any amendment, made at any time, and Lender hereby forever and irrevocably waives and releases any and all such personal liability. This limitation of liability provided in this paragraph is in addition to, and not in limitation of, any limitation of liability applicable to such parties provided by law or by any other contract, agreement or instrument.

SECTION 9 - MISCELLANEOUS.

Costs. If, and as often as, this Note is referred to an attorney for the collection of any sum payable hereunder, or to defend or enforce any of Lender's rights hereunder, or to commence an action, cross-claim, third-party claim or counterclaim by Lender against Borrower relating to this Note, Borrower agrees to pay to Lender all costs incurred in connection therewith including reasonable attorneys' fees (including such fees incurred in appellate, bankruptcy or insolvency proceedings), with or without the institution of any action or proceeding, and in addition all costs, disbursements and allowances provided by law.

Modification. Neither this Note nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought.

Successors. As used herein, the terms "Borrower" and "Lender" shall be deemed to include their respective permitted successors and assigns whether by voluntary action of the parties or by operation of law. All of the rights, privileges and obligations hereof shall inure to the benefit of and bind such permitted successors and assigns. This Note may not be assigned without the written consent of both Borrower and Lender.

Business Purpose. The undersigned represents and agrees that this Note evidences indebtedness arising from the regular conduct of Borrower's business (which is carried on for the purpose of profit), and that the indebtedness evidenced hereby constitutes a business loan and is not usurious under the laws of the State of New York.

No Waiver. No failure or delay by Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Without limiting the foregoing, no disbursement by Lender after a default by Borrower hereunder shall constitute a waiver of any of the Lender's remedies established or referred to hereunder or shall obligate Lender to make any further disbursement. No waiver, consent or approval of any kind by Lender shall be effective unless (and it shall be effective only to the extent) expressly set out in a writing signed and delivered by Lender. No notice to or demand on Borrower in any case shall entitle Borrower to any other notice or demand in similar or other circumstances, nor shall such notice or demand constitute a waiver of the rights of Lender to any other or further actions. In its sole discretion, Lender may, at any time and from time to time, waive any one or more of the requirements contained herein, but such waiver in any instance or under any particular circumstances shall not be considered a waiver of such requirement or requirements in any other instance or under any other circumstance.

Indebtedness. Borrower shall not incur, and shall not consent to any subsidiary or affiliate Borrower incurring, any debt in a material amount that is senior to Lender without written consent of Lender, provided, however, the foregoing shall not apply to primary mortgages on new property acquisitions.

Tax Treatment. The Borrower and Lender will each treat this Note and amounts borrowed thereunder as debt and the relationship between the Borrower and Lender are that of debtor and creditor, in each case for all U.S. federal, state and local tax purposes and will report consistently with such intent.

[The remainder of this page is intentionally left blank; Signatures appear on the following page]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Note as of the date first set forth above.

BORROWER:

HC Government Realty Holdings, L.P.

By: /s/ Edwin M. Stanton
Name: Edwin Stanton
Title: Chief Executive Officer

STATE OF FLORIDA
CITY OF SARASOTA

On the 12th day of October, 2018, before me, the undersigned, Edwin Stanton, who is personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the limited partnership named therein became bound.

        _______________________________
Notary Public

My commission expires on

Signature Page to Promissory Note
HC Government Realty Holdings, L.P. and Baker Hill Holding LLC

Address for Notices:

HC Government Realty Holdings, L.P. 1819 Main Street, Suite 212
Sarasota, FL 34236

Baker Hill Holding LLC 54 Phipps Lane
Plainview, NY 11803